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                                                                      Exhibit 23


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-43655), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-28877), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-59573), to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24952), to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-28096), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-32275), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-55816), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-14369), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-14369-01), to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-17181), of our report dated February 10, 2000, except in Note 3 for the final paragraph under the "Telecommunications" section entitled "Investments and Acquisitions", as to which the date is March 13, 2000, appearing on page 58 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
March 20, 2000